 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	Nasdaq Global Market

Item 1.01    Entry into a Material Definitive Agreement.

Lease Agreement

As previously reported, Evolus, Inc. (the “Company”) is a party to a sublease (the “Sublease”) for approximately 17,758 rentable square feet consisting of the twelfth floor of the building located at 520 Newport Center Drive, Newport Beach, California 92660 (the “Premises”).

On May 15, 2019, the Company entered into a lease (the “Lease”) with 520 Newport Center Drive LLC (the “Landlord”) for the Premises which will commence on February 1, 2020 and expire on January 31, 2025 (the “Initial Term”), with a right, under certain circumstances, to extend the term of the Lease for an additional 60 month term.

The Company will pay a basic rent ranging from $93,439 to $111,422 over the Initial Term of the Lease (the “Basic Rent”). In connection with the execution of the Sublease, the Company delivered to the Landlord a cash security deposit in the amount of $222,564.

The Company may, under certain circumstances, terminate the Lease on the 36 month anniversary of the Lease by providing written notice 12 months prior to such anniversary and paying a termination fee equal to (i) 6 months Basic Rent at the rate payable in effect as of the calendar month following the effective date of termination; plus (ii) the unamortized portion (based upon a constant amortization over a 5 year period with 7% interest) as of the effective date of termination of (A) brokerage commissions paid by Landlord in connection with this Lease, and (B) tenant improvement costs funded by Landlord.

The Lease also contains a right of first offer in favor of the Company for space on certain floors above and below the Premises.

The foregoing summary of the Lease is not complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Underwriting Agreement

On May 15, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ALPHAEON Corporation (the “Selling Stockholder”) and Morgan Stanley & Co. LLC (the “Underwriter”), relating to the sale of 4,000,000 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share by the Selling Stockholder to the Underwriter at a price of $19.25 per share (the “Offering”). The Company did not receive any proceeds from the sale of the Shares. Certain expenses related to the Offering will be payable by the Company. The Offering closed on May 20, 2019.

The Offering was made pursuant to a prospectus supplement, dated May 15, 2019, to the prospectus included in the Company’s registration statement on Form S-3 (File No. 333-230466), which was filed on March 22, 2019, amended on April 10, 2019 and became effective on April 15, 2019.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, the Selling Stockholder and the Underwriter and also provides for customary indemnification by the Company, the Selling Stockholder and the Underwriter. In addition, pursuant to the terms of the Underwriting Agreement, the Company and certain of its officers, directors and the Selling Stockholder have entered into “lock-up” agreements with the Underwriter that, subject to certain exceptions, generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 60 days from the date of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement. The opinion of K&L Gates LLP regarding the legality of the Shares is filed as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 15, 2019, among the Registrant, ALPHAEON Corporation and Morgan Stanley & Co. LLC.
5.1	Opinion of K&L Gates LLP.
10.1	Lease, dated as of May 15, 2019, between the Registrant and 520 Newport Center Drive LLC.
23.1	Consent of K&L Gates LLP (included in Opinion of K&L Gates LLP filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUS, INC.

Dated: May 21, 2019	By:	/s/ David Moatazedi
David Moatazedi President and Chief Executive Officer